UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Everyday Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0036062
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Hudson Street, 16th Floor New York, NY	10014
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement file number to which the form relates:	333-194097

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description relating to the Registrant’s Common Stock, $0.01 par value per share, set forth in the section entitled “Description of capital stock—Common stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-194097), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Everyday Health, Inc.

Date: March 24, 2014	By:	/s/ Alan Shapiro
		Name:	Alan Shapiro
		Title:	Executive Vice President and General Counsel